                                                                   EXHIBIT 10.16
                                                                   -------------



                              BEDFORD BUSINESS PARK
                                2-14 CROSBY DRIVE
                             BEDFORD, MASSACHUSETTS

                           LEASE DATED MARCH 27, 1996

         THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain complex (the "Complex") known as Bedford Business Park, and with an address at, 2-14 Crosby Drive, Bedford, Massachusetts.

         The parties to this Indenture of Lease hereby agree with each other as follows:

                                    ARTICLE I
                                    ---------

                                 REFERENCE DATA
                                 --------------

1.1      Subjects Referred To:

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
         Article:

         LANDLORD:                          Bedford Business Park Limited Partnership, a
                                            Massachusetts limited partnership.

         LANDLORD'S ORIGINAL                c/o Boston Properties, Inc.
         ADDRESS:                           8 Arlington Street
                                            Boston, Massachusetts 02116

         LANDLORD'S CONSTRUCTION            James C. Rosenfeld, John J. Baraldi or
         REPRESENTATIVE:                    John D. Camera

         TENANT:                            MediSense, Inc., a Massachusetts corporation.

         TENANT'S ORIGINAL                  266 Second Avenue
         ADDRESS:                           Waltham, Massachusetts 02154

         TENANT'S CONSTRUCTION              Timothy Murphy
         REPRESENTATIVE:

         LANDLORD'S WORK:                   As defined in Section 3.1 hereof.

         SCHEDULED TERM                     July 1, 1996
         COMMENCEMENT DATE:

         OUTSIDE COMPLETION                 September 15, 1996
         DATE:

         SUBSTANTIALLY COMPETED             As defined in Section 3.2.
         OR SUBSTANTIALLY
         COMPLETE:

         TENANT PLAN DELIVERY               March 1, 1996
         DATE:

         COMMENCEMENT DATE:                 As defined in Sections 2.4 and 3.2.

         ORIGINAL TERM:                     One hundred twenty (120) calendar months (plus
                                            the partial month, if any, immediately following the
                                            Commencement Date) unless extended or sooner
                                            terminated as provided in this Lease.

         EXTENSION OPTIONS:                 Two (2) periods of five (5) years each as provided
                                            in and on the terms set forth in Section 8.20 hereof.

         TERM (OR "LEASE TERM"):            The Original Term and if extended pursuant to Section
                                            8.20 hereof, the Original Term as so extended by the
                                            applicable Extended Term(s).

         THE SITE:                          That certain parcel of land known as and numbered
                                            2-14 Crosby Drive, Bedford, Middlesex County,
                                            Massachusetts, being more particularly described in
                                            Exhibit A attached hereto plus any additions or
                                            reductions thereto resulting from the change of any
                                            abutting street line.

         BUILDING A:                        The building in the "Complex" (as hereinafter
                                            defined in this Section 1.1) known as Building A
                                            and appropriately labeled on Exhibit A-1 attached
                                            hereto and hereby made a part hereof.

         BUILDING B:                        The building in the Complex known as Building B
                                            and appropriately labeled on Exhibit A-1 attached
                                            hereto and hereby made a part hereof.

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


         BUILDING C:                        The building in the Complex known as Building C
                                            and which is appropriately labeled on Exhibit A-1
                                            attached hereto and hereby made a part hereof.

         THE BUILDING:                      Building A, Building B or Building C, as may apply
                                            to the context.

         THE BUILDINGS:                     Building A, Building B and Building C collectively.

         THE ADDITIONAL                     The buildings in the Complex known
         BUILDINGS:                         as Buildings D, E, F, G and H and which are
                                            appropriately labeled on Exhibit A-1.

         THE COMPLEX:                       The Buildings and the Additional Buildings
                                            together with all parking areas and the Site.

         BUILDING A PREMISES:               The entire rentable floor area of Building A.  Said
                                            premises are shown on the floor plans attached
                                            hereto as Exhibit A-2.

         BUILDING B PREMISES:               The entire rentable floor area of Building B.  Said
                                            premises are shown on the floor plans attached
                                            hereto as Exhibit A-2.

         BUILDING C PREMISES:               The entire rentable floor area of Building C.  Said
                                            premises are shown on the floor plans attached
                                            hereto as Exhibit A-2.

         PREMISES (SOMETIMES                The Building A Premises, the Building B Premises
         ALSO REFERRED TO AS                and the Building C Premises collectively.
         "TENANT'S SPACE"):

         NUMBER OF                          Four Hundred Nine (409) including therein
         PARKING SPACES:                    the "Reserved Spaces" subject to and in accordance
                                            with the provisions of Section 2.2.1.

         ANNUAL FIXED RENT:                 (a)      During the Original Term of this Lease at
                                                     the following annual rates:

                                                     (i)      For the period beginning on the
                                                              Commencement Date and continuing
                                                              through the last day of the thirty


                                                              sixth (36th) full calendar month
                                                              following the Commencement Date, at
                                                              the annual rate of $1,087,500.00
                                                              (being the product of (x) $7.25 and
                                                              (y) the "Rentable Floor Area of the
                                                              Premises" (hereinafter defined));
                                                              and

                                                     (ii)     For the period beginning on the
                                                              first day of the thirty seventh
                                                              (37th) full calendar month
                                                              following the Commencement Date and
                                                              continuing through the last day of
                                                              the seventy second (72nd) full
                                                              calendar month following the
                                                              Commencement Date, at the annual
                                                              rate of $1,162,500.00 (being the
                                                              product of (x) $7.75 and (y) the
                                                              Rentable Floor Area of the
                                                              Premises); and

                                                     (iii)    For the period beginning on the
                                                              first day of the seventy third
                                                              (73rd) full calendar month
                                                              following the Commencement Date and
                                                              continuing through the remainder of
                                                              the Original Term, at the annual
                                                              rate of $1,275,000.00 (being the
                                                              product of (x) $8.50 and (y) the
                                                              Rentable Floor Area of the
                                                              Premises).

                                            (b)      During the extension option periods (if
                                                     exercised) as determined pursuant to Section
                                                     8.20).

         ALLOWANCE:                         As provided in Section 2.5.1.

         TENANT ELECTRICITY:                As provided in Section 2.8.

         ADDITIONAL RENT:                   All payments, charges and amounts due from
                                            Tenant under this Lease other than Annual Fixed
                                            Rent.

         RENTABLE FLOOR AREA                150,000 square feet, being the sum of (i) the
         OF THE PREMISES                    Rentable Floor Area of the Building A Premises,
         (SOMETIMES ALSO CALLED             (ii) the Rentable Floor Area of the Building B
         "RENTABLE FLOOR AREA               Premises and (iii) the Rentable Floor Area of the
         OF TENANT'S SPACE"):               Building C Premises.

         RENTABLE FLOOR                     50,000 square feet.
         AREA OF BUILDING A:

         RENTABLE FLOOR                     50,000 square feet.
         AREA OF BUILDING B:

         RENTABLE FLOOR                     50,000 square feet.
         AREA OF BUILDING C:

         TOTAL RENTABLE FLOOR               150,000 square feet.
         AREA OF THE BUILDINGS:

         TOTAL RENTABLE FLOOR               323,704 square feet.
         AREA OF THE ADDITIONAL
         BUILDINGS:

         TOTAL RENTABLE FLOOR               473,704 square feet.
         AREA OF THE COMPLEX:

         PERMITTED USES:                    For (i) general office purposes and (ii) subject to the
                                            provisions of Section 5.3(B) hereof, light
                                            manufacturing, software assembly and research and
                                            development purposes and (iii) for warehouse and
                                            distribution purposes but only as accessory to the
                                            uses set forth in item (ii) above.

         INITIAL MINIMUM                    $5,000,000.00 combined single limit per occurrence
         LIMITS OF TENANT'S                 on a per location basis.
         COMMERCIAL GENERAL
         LIABILITY INSURANCE:

         RECOGNIZED BROKERS:                Spaulding & Slye
                                            125 High Street
                                            Boston, Massachusetts 02110

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


                                                     And

                                            Whittier Partners
                                            155 Federal Street
                                            Boston, Massachusetts 02111

         LEGAL REQUIREMENTS:                All statutes, codes, ordinances, by-laws, rules,
                                            regulations, orders, judgments or decrees of
                                            governmental authorities, agencies, officials,
                                            departments and officers which now or at any time
                                            hereafter may be applicable to the Complex or any
                                            part of it.

1.2      Exhibits.  There are incorporated as part of this Lease:

         EXHIBIT A         Description of Site

         EXHIBIT A-1       Site Plan of Complex

         EXHIBIT A-2       Floor Plans of Building A, Building B and Building C

         EXHIBIT B         Landlord's Work

         EXHIBIT B-1       Tenant's Initial Equipment, Machinery and Fixtures

         EXHIBIT C         Intentionally Omitted

         EXHIBIT D         Broker Determination

         EXHIBIT E         Commencement Date Agreement

         EXHIBIT F         Schedule of Existing Leases

         EXHIBIT G         Title Matters

         EXHIBIT H         Zoning Matters


1.3      Table of Articles and Sections

         ARTICLE I-REFERENCE DATA

         1.1      Subjects Referred To

         1.2      Exhibits

         1.3      Table Of Articles And Sections


         ARTICLE II-THE BUILDINGS, PREMISES, TERM AND RENT

         2.1      The Premises

                  2.1.1    Tenant's Right Of First Offer

         2.2      Rights To Use Common Facilities

                  2.2.1    Tenant's Parking

         2.3      Landlord's Reservations

         2.4      Habendum

                  2.4.1    Tenant's Termination Right

         2.5      Monthly Fixed Rent Payments

                  2.5.1    Allowance

         2.6      Adjustment For Operating Expenses

         2.7      Adjustment For Real Estate Taxes

         2.8      Tenant Electricity


         ARTICLE III-CONSTRUCTION

         3.1      Delivery OF Premises

         3.2      Landlord's And Tenant's Construction

         3.3      Alterations And Additions

         3.4      General Provisions Applicable To Construction


         ARTICLE IV-LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS; AND RESTRICTION ON LANDLORD'S LEASING

         4.1      Landlord's Covenants

                  4.1.1    Services Furnished By Landlord

                  4.1.2    Additional Services Available To Tenant

                  4.1.3 Roof, Exterior Wall, Floor Slab And Common Facility Repairs

                  4.1.4    Roofs And Building Systems

         4.2      Interruptions And Delays In Services And Repairs, Etc.

         4.3      Restriction On Landlord's Leasing

         4.4      Landlord's Hazardous Materials Indemnity


         ARTICLE V-TENANT'S COVENANTS

         5.1      Payments

         5.2      Repair And Yield Up

         5.3      Use

         5.4      Obstructions; Items Visible From Exterior; Rules And
                  Regulations

         5.5      Safety Appliances; Licenses

         5.6      Assignment; Sublease

         5.7      Indemnity; Insurance

         5.8      Personal Property At Tenant's Risk

         5.9      Right Of Entry

         5.10     Floor Load; Prevention Of Vibration And Noise

         5.11     Personal Property Taxes

         5.12     Compliance With Laws


         ARTICLE VI-CASUALTY AND TAKING

         6.1      Fire And Casualty-Termination Or Restoration; Rent Adjustment

         6.2      Uninsured Casualty

         6.3      Eminent Domain-Termination Or Restoration

         6.4      Eminent Domain Damages Reserved


         ARTICLE VII-DEFAULT

         7.1      Tenant's Default

         7.2      Landlord's Default


         ARTICLE VIII-MISCELLANEOUS PROVISIONS

         8.1      Extra Hazardous Use

         8.2      Waiver

         8.3      Cumulative Remedies

         8.4      Quiet Enjoyment

         8.5      Notice To Mortgagee And Ground Lessor

         8.6      Assignment Of Rents

         8.7      Surrender

         8.8      Brokerage

         8.9      Invalidity Of Particular Provisions

         8.10     Provisions Binding, Etc.

         8.11     Recording

         8.12     Notices

         8.13     When Lease Becomes Binding

         8.14     Section Headings

         8.15     Rights Of Mortgagee

         8.16     Status Report

         8.17     Self-Help

         8.18     Holding Over

         8.19     Non-Subrogation

         8.20     Extension Options

         8.21     Signage

         8.22     Late Payment

         8.23     Miscellaneous

         8.24     Title And Zoning

         8.25     Governing Law

                                   ARTICLE II

                        BUILDING, PREMISES, TERM AND RENT
                        ---------------------------------

2.1 Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises (excluding exterior faces of exterior walls, the common stairways and stairwells, if any, fan rooms, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common the Additional Buildings).

2.1.1 (A) Tenant shall have a right of first offer to lease one (1) or more of the Additional Buildings in the Complex as set forth in this Section 2.1.1.

         The provisions of this Section 2.1.1 shall apply only to the entirety of any of the individual "Additional Buildings" (defined in Section 1.1 hereof). Tenant acknowledges that the Additional Buildings are presently leased to other tenants. The terms of such leases, including, but not limited to, the original lease terms thereof, options to extend the lease terms thereof, amendments thereto, rights of first offer to lease additional space, rights of first refusal to lease additional space and other expansion rights contained therein as of the date of execution of this Lease are hereinafter individually and collectively called the "Existing Leases" and the tenants under the Existing Leases are hereinafter individually and collectively called the "Existing Tenants". The "Existing Leases" are identified in Exhibit F attached hereto. Subject to the Existing Leases and the rights of the Existing Tenants thereunder all of which rights are hereby made prior to the rights of Tenant under this Section 2.1.1 and subject to the terms of this Section 2.1.1, Landlord agrees not to enter into a lease(s) to relet any Additional Building without first giving to Tenant an opportunity to lease such entire Additional Building as hereinafter set forth, provided that at the time such Additional Building becomes so available hereunder for reletting and on the date of exercise of rights hereunder by Tenant (i) there exists no Event of Default under Section 7.1(a)(i) of this Lease, (ii) this Lease is still in full force and effect, (iii) Tenant has not assigned this Lease nor sublet more than one third (1/3rd) of the Rentable Floor Area of the Premises in the aggregate (other than an assignment or subletting permitted pursuant to Section 5.6.1).

         (B) Each and every time an Additional Building becomes available for reletting upon the foregoing conditions, Landlord shall notify Tenant in writing of the availability of such Additional Building and shall advise Tenant of the business terms upon which Landlord is willing so to lease such Additional Building including the Annual Fixed Rent, lease term and extension options (if any), landlord work to be performed and tenant improvement allowance (collectively the "Business Terms") provided, however, that such Business Terms shall be consistent with the then current market terms for comparable space as reasonably determined by Landlord. If Tenant wishes to exercise Tenant's right of first offer, Tenant shall do so by giving Landlord notice of Tenant's desire to lease such space on such terms within twenty (20) days after Landlord's notice to Tenant of the availability of such Additional Building and of such terms. If Tenant shall give such notice, the same shall constitute an agreement between Landlord and Tenant to enter into a lease within twenty (20) days following Tenant's acceptance upon the terms set forth in Landlord's notice. The form of such lease shall be the form of this Lease except for the Business Terms which shall be those set forth in Landlord's notice and such other terms as may not be consistent with the then transaction. If Tenant shall not so exercise such right within such period or if Tenant shall timely give an acceptance to Landlord but shall not enter into a lease upon the terms set forth in Landlord's notice within said twenty (20) day period (time being of the essence in respect of such exercise), Landlord shall be free at any time thereafter to enter into a lease(s) of space in the offered Additional Building with another prospective tenant(s) provided that if Landlord shall not have leased the entire Additional Building which was the subject of Landlord's notice within one hundred eighty (180) days after the expiration of the applicable period hereinabove set forth, then Landlord shall reoffer the remaining space in such Additional Building to Tenant in accordance with and subject to the terms of this Section
         2.1.1 prior to leasing such space to another tenant or tenants provided that in offering such space to Tenant pursuant to the terms of this
         Section 2.1.1, Landlord's offer shall only be with respect to such remaining space.

         (C) In the event of the delay or wrongful failure of Landlord to enter into any such lease with Tenant as above provided or to comply with the provisions of this Section 2.1.1, Tenant's sole remedy shall be to seek specific performance or other equitable relief directing Landlord to so enter into such lease with Tenant or to comply with the provisions of this Section 2.1.1, as the case may be. Further, in no event shall the obligations of Tenant under this Lease be subject to termination, nor shall the Annual Fixed Rent and Additional Rent and other charges payable hereunder be subject to set off, deduction or abatement, or otherwise be affected by the failure or inability of Landlord to perform the agreements contained in this Section 2.1.1.

         (D) If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of the premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts (which shall be limited to the commencement and prosecution thereafter of eviction proceedings and to the payment of legal fees and other expenses reasonably associated with such proceedings but which shall not require the taking of any appeal) to evict such occupant from the applicable space and to deliver possession of the applicable space to Tenant as soon as may be practicable. Commencement of the term of Tenant's occupancy, payment of rent and the lease of such additional space shall, in the event of such holding over by such occupant, be deferred until actual possession of the additional space is delivered to Tenant; provided, however, that if Landlord shall not have delivered actual possession of the additional space to Tenant within ninety (90) days following the date set forth in the applicable lease or lease amendment for the delivery of such additional space to Tenant, then Tenant may, by written notice given to Tenant at any time prior to (but not on or after) delivery of actual possession of such additional space to Tenant, terminate its expansion space election for such additional space and such termination right as to the applicable additional space shall be Tenant's sole right and remedy. Notwithstanding anything herein contained, the failure of the then occupant of such premises to so vacate or Tenant's exercise of its termination right as to the then applicable additional space shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent, Additional Rent or other charges due under this Lease (or any portions thereof).

         (E) Notwithstanding anything in this Section 2.1.1 to the contrary, Tenant may not exercise any rights under this Section during the last three (3) years of the Lease Term unless, concurrently with such exercise, Tenant also exercises its next available extension option pursuant to Section 8.20 hereof, provided, however, that Tenant shall not have the right to exercise any first offer rights under this
         Section 2.1.1 during the last three (3) years of the second Extended Term.

2.2 Tenant shall have the exclusive right to use, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice, the passenger elevator(s), freight elevator(s), loading platforms of the Buildings, and the toilets, corridors and lobbies of Buildings. Further, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Buildings from time to time made by Landlord of which Tenant is given notice (a) common stairways and stairwells, if any, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with any Additional Buildings and (b) common walkways and driveways necessary for access to the Buildings.

2.2.1 In addition, Tenant shall have the right to use the Number of Parking Spaces (referred to in Section 1.1), in common with use by other tenants from time to time of the Complex, of the parking area, provided, however, that Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant's use. Notwithstanding the foregoing, Tenant shall have the exclusive right to use those spaces labeled on Exhibit A-1 as "Tenant's Reserved Spaces" (which Tenant's Reserved Spaces are within the Total Number of Parking Spaces) provided, however, that Landlord shall not be obligated in any way to police or otherwise enforce such reserved spaces. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site of which Tenant has been given Notice. The parking privileges granted herein are non-transferrable except to an assignee or subtenant referred to in Section 5.6.1 or to an assignee or subtenant whose assignment or sublease is consented to pursuant to Section 5.6.3. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, unless caused by the gross negligence of Landlord or its agents and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 Landlord reserves the right from time to time, without unreasonable interference with Tenant's use and without substantial affect on the Premises or Tenant's security system: (a) to install, use, maintain, repair, replace and relocate for service to the Buildings or parts or to the Additional Buildings, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Buildings or the Additional Buildings (including, but not limited to the installation, running, use, maintenance, repair, replacement and relocation of telephone, data transmission and other communications lines, wires, cables and other facilities serving any Additional Buildings), and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Buildings, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4 Tenant shall have and hold the Premises for a period commencing on the earlier of (a) that date on which the Premises are ready for occupancy as provided in Section 3.2 or (b) that date on which Tenant commences its business operations in any portion of the Premises for the Permitted Uses (the "Commencement Date") and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 8.20.

         However, if Landlord shall not have "Substantially Completed" (defined in Section 3.2 hereof) the Landlord's Work by August 1, 1996 for a reason other than any "Tenant Delay" or any "Landlord's Force Majeure" (both defined in Section 3.2 hereof), Tenant may elect to postpone both its actual occupancy and the Commencement Date to October 1, 1996 provided that Tenant gives written notice thereof to Landlord not later than August 1, 1996. Notwithstanding the foregoing, if Tenant occupies the Premises or any portion thereof, the date Tenant first occupies same shall be the Commencement Date.

         Landlord hereby acknowledges and approves of the work, equipment, machinery and trade fixtures set forth on Exhibit B-1 hereof. Tenant shall have access to the Premises prior to the Commencement Date to install and test its equipment and business operations systems. Any such installation and testing shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with the performance by Landlord of its construction work.

         Notwithstanding anything contained in this Section 2.4 to the contrary, Tenant's moving of its furniture or equipment into the Premises construction work by Tenant in installing its fixtures and equipment shall not constitute Tenant's commencement of its business operations in the Premises (or portions thereof) for the Permitted Uses.

         As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated. If Tenant fails to execute such Declaration, the Commencement Date shall be as reasonably determined by Landlord in accordance with term of this Lease.

2.4.1 (A) Tenant may at its option, by written notice ("Tenant's Termination Notice") given by Tenant to Landlord not later than the last day of the seventy second (72nd) full calendar month of the Original Term (time being of the essence), elect to cancel and terminate this Lease with respect to the Premises prior to the scheduled expiration of the Term effective on the last day of the eighty fourth (84th) full calendar month of the Original Term (the "Early Termination Date") but in no event earlier than said date; provided, however, that as conditions precedent to such cancellation and termination, (i) with respect to the Premises Tenant shall pay to Landlord all Annual Fixed Rent, Tenant's share of operating costs and taxes, other Additional Rent and other amounts due from Tenant (including, but not limited to, all past due amounts thereof) as such amounts and payments become due and payable in accordance with the requisite provisions of this Lease through the Early Termination Date, (ii) there shall be no "Event of Default" (as defined in Section 7.1) on the Early Termination Date, (iii) on the Early Termination Date, Tenant shall quit and vacate the Premises and surrender the same to Landlord in the condition required by the applicable provisions of this Lease and (iv) in addition Tenant shall pay to Landlord a termination payment of $725,000.00 (the "Termination Payment") which the parties acknowledge and agree is not a penalty but which is compensation for the privilege of terminating this Lease with respect to the Premises prior to the scheduled expiration of the Term. Tenant acknowledges and agrees that the Termination Payment shall not be applied to or on account of any Annual Fixed Rent or Additional Rent including without limitation, real estate tax payments, operating cost payments and electricity charges. Tenant shall deliver one half of the Termination Payment to Landlord (being $362,500.00) in good funds together with Tenant's Termination Notice and Tenant shall deliver the balance of the Termination Payment to Landlord (also being $362,500.00) on or before the Early Termination Date. All of the conditions set forth in this Section 2.4.1(A) must be timely satisfied in order for the lease to so terminate. In the event that any of the amounts required to be paid by Tenant pursuant to item (i) above are not finally determined as of the Early Termination Date, Tenant shall make payment on account as reasonably estimated by Landlord if so requested by Landlord, and Tenant shall make final payment of any remaining amounts due within ten (10) days after final billing by Landlord. In the event of overpayment by Tenant on account of any of such foregoing amounts Landlord shall promptly refund to Tenant the amount in excess of the amount due by Tenant. The provisions of the preceding two sentences shall survive the termination of the Lease.

         (B) In the event that Tenant shall have exercised any first offer right pursuant to Section 2.1.1 hereto ("First Offer Exercise") prior to exercising its termination right under this Section 2.4.1 and if subsequent to the First Offer Exercise Tenant desires to exercise its termination right under this Section 2.4.1, such termination exercise shall be upon all of the same terms and conditions as set forth in the immediately preceding paragraph except that:

                  (i) The termination shall be available to and shall apply only to the original Premises demised under this Lease as defined in Section 1.1 in the definition of "Premises" (herein called the "Original Premises") but shall not apply or be available to the premises leased pursuant to any First Offer Exercise (the "Exercised First Offer Space"). In furtherance thereof and for purposes of this Subsection (B) all references in Subsection (A) to the "Premises" shall be deemed to be references to the Original Premises.

                  (ii)     In the event of the application of this Subsection
                           (B), this Lease shall continue in accordance with its terms but only as to the Exercised First Offer Space which after the Early Termination Date shall be deemed to be the Premises under the Lease provided
                           (a) that the Annual Fixed Rent shall be the Annual Fixed Rent as determined pursuant to Section 2.1.1 as to the Exercised First Offer Space, (b) that the Rentable Floor Area of the Premises shall be the Rentable Floor Area of the Exercised First Offer Space and appropriate adjustments shall be made to reflect the change in Rentable Floor Area of the Premises after the effective date of termination and
                           (c) the parking provided for in Sections 1.1 and
                           2.2.1 shall be revised to be equal to 2.7 spaces per 1,000 square feet of rentable floor area of the Exercised First Offer Space and there shall be no "Tenant's Reserved Spaces" (defined in Section 2.2.1 hereof).

2.5 Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice,
         (1) on the Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed

         Rent (sometimes hereinafter referred to as "fixed rent") and (2) on the first day of each and every calendar month during the applicable extension option period (if exercised), a sum equal to one twelfth (1/12th) of the applicable annual fixed rent as determined in Section
         8.20 for the applicable extension option period. Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties, Inc., Agents, at 8 Arlington Street, Boston, Massachusetts 02116, and all remittances received by Boston Properties, Inc., as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

         Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

         Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

         The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.5.1 Provided and on the condition that there shall not be in existence an "Event of Default" (defined in Section 7.1(a) hereof) and this Lease shall be in full force and effect, Landlord shall provide to Tenant an allowance of $750,000.00 (the "Allowance") which shall be used and applied to the actual cost of construction by or for Tenant of tenant improvements in and to the Premises including without limitation the actual cost of architectural and engineering services incurred by Tenant in planning, designing and engineering such improvements (collectively called "Tenant Improvements and Space Planning") but specifically excluding costs associated with the Landlord's Work including, without limitation, architectural and engineering services associated with Landlord's Work. Tenant shall from time to time but not more frequently than once every thirty (30) days submit reasonable documentation to Landlord ("Tenant's Submission") respecting the amount and cost of Tenant Improvements and Space Planning performed and incurred by Tenant since the date of the previous Tenant's Submission. Landlord shall have the right to review each Tenant's Submission. Within seven (7) days after Landlord's receipt of a Tenant's Submission, Landlord may request additional information or clarification respecting any Tenant's Submission and Landlord shall have the right to object to a Tenant's Submission in the circumstance where it does not cover or relate to Tenant Improvements and Space Planning. If Landlord shall not so request additional information or clarification or shall not so object to a Tenant's Submission in the circumstance set forth in the preceding sentence, Landlord shall reimburse Tenant for the amount set forth in the applicable Tenant's Submission within said seven (7) day period. Any unused portion of the Allowance shall be credited against Annual Fixed Rent due from Tenant from and after the Commencement Date. Notwithstanding anything herein contained, in no event shall the total amount of the Allowance exceed $750,000.00.

2.6 "Landlord's Operating Expenses" means (subject to the exclusions and provisions hereinafter set forth) the cost of operation of the Buildings and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: reasonable premiums for insurance carried by Landlord with respect to Buildings and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any additional rent which may be due under this Lease and other leases of space in the Buildings for not more than twelve (12) months in the case of both fixed rent and additional rent and if there be any first mortgage of the Complex, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Buildings or Site, water, sewer, electric, gas, oil and common area and elevator telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the services(s) rendered; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Buildings and the Site and properly chargeable against income, provided, however, there shall be included depreciation for all capital expenditures made by Landlord to the Buildings and Site plus an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Buildings are located subject however to the provisions of Section 4.1.4 hereof. Depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted real estate accounting principles and practices in effect at the time of acquisition of the capital item.

         The following shall be excluded from Landlord's Operating Expenses: (a) any costs attributable to increasing the rentable square footage of or otherwise expanding the Buildings or Additional Buildings, (b) the cost of the work for which Landlord is required to pay pursuant to Section
         3.1 hereof, (c) late charges, past due date interest or other penalties or expenses incurred as a result of the negligence or misconduct of Landlord or its employees, agents or contractors, (d) charges incurred by Landlord for services, supplies or equipment not benefitting the Buildings or the Site, (e) attorneys' fees, leasing commissions, sale commissions and other costs, fees and expenses incurred in connection with any leasing of space in the Complex, any sale of the Complex or any mortgage financing respecting the Complex, (f) costs and expenses incurred by Landlord arising from violations by Landlord of this Lease or other leases of space in the Complex, (g) expenses for services provided solely to other tenants and occupants of the Complex and not to Tenant and for which a separate charge is made to such other tenants and occupants, (h) overhead and profit increment paid to Landlord or its subsidiaries or affiliates for services to the extent the same exceeds the costs of such services rendered by other unaffiliated third parties (except, however, with respect to management fees which shall be included as provided in the immediately preceding paragraph), (i) interest, principal, points and fees on debt or amortization on any mortgage encumbering all or any portion of the Complex, (j) advertising and promotional expenditures, (k) costs incurred by Landlord for repair or restoration to the extent Landlord is reimbursed by fire or casualty insurance or from condemnation proceeds and (l) any costs incurred in cleaning the interior or the exterior of the Buildings or the Additional Buildings (but not excluding costs incurred in cleaning the Site).

         "Operating Expenses Allocable to the Premises" shall mean (a) one hundred percent (100%) of Landlord's Operating Expenses for and pertaining to the Buildings PLUS (b) the same proportion of Landlord's Operating Expenses for and pertaining to the Site as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Complex which as of the date of this Lease is 31.71% plus (c) in the case of shared Landlord's Operating Expenses for and pertaining to both the Buildings and any Additional Buildings (as, for example, relating to a boiler shared between one (1) of the Buildings and one (1) of the Additional Buildings) ("Landlord's Shared Operating Expenses"), the same proportion of Landlord's Shared Operating Expenses as the Rentable Floor Area of the Building(s) involved therein bears to the Rentable Floor Area of the Additional Building(s) involved therein.

         For each calendar year falling within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the Operating Expenses Allocable to the Premises (as defined hereinabove) and for each fraction of a calendar year falling within the Lease Term at the beginning or end thereof, Tenant shall pay to Landlord, as Additional Rent, the product of such fraction and the Operating Expenses Allocable to the Premises for the full calendar year in which such fraction of a calendar year occurs. The payments required to be paid by Tenant as provided in the preceding sentence are herein called "Tenant's Operating Cost Payments". Tenant's Operating Cost Payments shall be paid to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.6. Payments by Tenant on account of Tenant's Operating Cost Payments shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's Operating Cost Payments for each calendar year during the Lease Term. No later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual real estate accounting practices certified by a duly authorized officer or other representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Tenant's Operating Cost Payments and the amount of Tenant's Operating Cost Payments remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. If such statement shows, or if such review of Landlord's records reveal, a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant on such statement, or revealed by such review of Landlord's records, shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

         Tenant, at its expense, shall have the right, within six (6) months from the date of receipt of the certified year-end statement and upon reasonable advance written notice to Landlord, to audit Landlord's books and records relating to Landlord's Operating Expenses for the year covered by such statement to confirm that the Operating Expenses billed to Tenant are proper and conform to this Section 2.6. If such audit by Tenant reveals that Tenant has been overcharged then Tenant shall be entitled to a refund of any such amount so overpaid by Tenant. In addition, if such audit reveals that Tenant has been overcharged by more than ten percent (10%), Landlord shall reimburse Tenant for reasonable out of pocket cost of the audit actually incurred by Tenant within fifteen (15) days after receipt of a written demand therefor. If Tenant fails to initiate any such audit within six (6) months after receipt of a year-end statement, then such statement shall be deemed to be final and binding on Landlord and Tenant. Nothing contained in this paragraph shall postpone the payments required by the preceding provisions of this Section 2.6 but Tenant shall have the audit right on the terms set forth in this paragraph notwithstanding the payments by Tenant.

2.7 For each full Tax Year falling within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, Landlord's Tax Expenses Allocable to the Premises (as hereinafter defined) and for each fraction of a "Tax Year" (as hereinafter defined) falling within the Lease Term either at the beginning or end thereof, Tenant shall pay to Landlord, as Additional Rent, the product of such fraction and Landlord's Tax Expenses Allocable to the Premises for the full Tax Year in which such fraction of the Tax Year occurs. The payments required to be paid by Tenant as provided in the preceding sentence are herein called "Tenant's Tax Payments". Payments by Tenant on account of Tenant's Tax Payments shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's Tax Payments, ten (10) days at least before that day on which tax payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a duly authorized officer and representative of Landlord showing for the preceding year or fraction thereof, as the case may be, "Landlord's Tax Expenses" (as hereinafter defined), abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in obtaining such abatement or refund, the amount of Tenant's Tax Payments, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from Tenant for the period covered by such statement. At the request of Tenant, Landlord shall provide Tenant a copy of the tax bill for such Tax Year. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year.

         To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments.

         If Tenant reasonably believes that Landlord should attempt to obtain an abatement for any Tax Year for which Landlord has not filed an abatement, Tenant may so notify Landlord and Landlord shall enter into good faith discussions with Tenant regarding whether such an abatement should be filed.

         Terms used herein are defined as follows:

                  (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

                  (ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Complex which as of the date of this Lease is 31.71%.

                  (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Buildings, the Additional Buildings and the Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

                  (iv) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Buildings, the Additional Buildings or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Buildings, the Additional Buildings and the Complex (including without limitation, if applicable, the excise prescribed by Mass Gen Laws (Ter Ed) Chapter 121A, Section 10 and amounts in excess thereof paid to the Town of Bedford pursuant to agreement (a "121A Agreement") between Landlord and the Town) and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Buildings the Additional Buildings or the Complex, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Complex is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings, the Additional Buildings were the only property of Landlord. Landlord represents and warrants to Tenant that as of the date of this Lease there is no 121A Agreement in effect between Landlord and the Town of Bedford.

2.8 Tenant covenants and agrees to take all steps required by the appropriate utility company to provide for the direct billing to Tenant of the electricity serving all of the Premises including, without limitation, making application(s) to such utility company in connection therewith and making any deposits (including, but not limited to, letters of credit) as such utility company shall require. Tenant covenants and agrees to pay, punctually as and when due, all electricity charges and rates for and relating to the Premises during the Term hereof and from time to time if requested by Landlord to provide Landlord with evidence of payment to, and good standing with, such utility company as Landlord may reasonably require. Tenant covenants and agrees to defend, save harmless and indemnify Landlord against all liability, cost and damage arising out of or in any way connected to Tenant's payment, non-payment or late payment of any and all charges and rates and deposits to such utility company relating to the Premises and the foregoing shall survive the expiration or early termination of this Lease.


                                   ARTICLE III
                                   -----------

                                  CONSTRUCTION
                                  ------------

3.1 Landlord, at its sole cost and expense shall perform the work described in the outline specifications attached hereto as Exhibit B in a good and workmanlike manner in accordance with applicable Legal Requirements (sometimes herein called "Landlord's Work"). However, Landlord shall have no responsibility for the installation or connection of Tenant's computer, telephone or other communications equipment, systems or wiring.

3.2      Landlord agrees to use due diligence to complete the work described in
         Section 3.1 on or before the Scheduled Term Commencement Date. Landlord shall not be required to install any improvements which are not in conformity with the specifications for Landlord's Work attached hereto as Exhibit B or which are not approved by Landlord's architect. In case of delays due to governmental regulation, flood, war, unusually severe weather conditions, labor difficulties, fire, casualty or other causes reasonably beyond Landlord's control (collectively, "Landlord's Force Majeure"), the Scheduled Term Commencement Date shall be extended for the period of such delays. The Premises shall be deemed ready for occupancy on the later of (i) the date on which the work described in
         Section 3.1, together with all common facilities for access and service to the Premises, has been substantially completed ("Substantially Completed") as reasonably determined by Tenant's architect, R. E. Dinneen Architects & Planners except for items of work and adjustment of equipment and fixtures which can be completed within forty five (45) days after occupancy thereof has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and items of work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation ("long lead" items) and (ii) the date a certificate of occupancy, temporary or permanent, shall have been issued by applicable governmental authority, to the extent required by law, permitting occupancy by Tenant of the Premises. Landlord shall complete the punch list items within forty five (45) days after Tenant takes actual occupancy of the Premises and if Landlord shall not so complete the punch list items within said period, then Tenant may cause the incomplete punch list items to be completed and Landlord shall promptly reimburse Tenant for the reasonable out of pocket costs thereof actually incurred by Tenant. Further, Landlord shall complete as soon as conditions practically permit the long lead items and Tenant shall not use the Premises in such manner as will increase the cost of completion of the punch list items or the long lead items. If in connection with the construction of the Initial Tenant Improvements, Tenant shall employ a contractor (other than Boston Properties, Inc., an affiliate of Landlord) pursuant to the requirements of Section 3.3, upon execution of this Lease by both parties, Tenant shall have reasonable access to the portions of the Premises then vacant and not occupied by other tenants for construction of the Initial Tenant Improvements; provided, however that said construction shall be coordinated with and shall not interfere with or delay Landlord's performance of Landlord's Work.

         If, however, Landlord shall have failed to Substantially Complete the work to be performed by Landlord in accordance with Section 3.1 (excluding punch list items and long lead items) on or before the Outside Completion Date (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord's Force Majeure or any act or failure to act of Tenant which materially interferes with Landlord's construction of the Premises, without limiting Landlord's other rights on account thereof), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to do so within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after Landlord's receipt of Tenant's notice Landlord substantially completes the work to be performed by Landlord under Section 3.1 (except for punch list items and long lead items) and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity or otherwise for Landlord's failure so to complete such work within such time.

         Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Premises for occupancy (including, without limitation, the work in installing telephones and other communications equipment or systems and other "Initial Tenant Improvements" (defined in Section 3.3 hereof) and delays or interference with the performance of Landlord's Work occasioned by the performance of the Initial Tenant Improvements) shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee (herein collectively called "Tenant Delays") unless such delay results from delays or material interference by Landlord or its contractors, agents or employees excepting; however, punch list items and long lead items (both of which are provided for above) and Landlord's Force Majeure. The failure of Tenant to deliver to Landlord by the Tenant Plan Delivery Date the proposed plans for Tenant's Initial Tenant Improvements also shall constitute a "Tenant Delay".

         If, because of any act or omission of Landlord, any lien, charge, or order for the payment of money is filed against the Premises, Landlord shall, at its expense, cause the lien or liens to be discharged of record or bonded within ninety (90) days after it receives written notice from Tenant of their filing. In that event, Landlord shall indemnify and save harmless Tenant against and from all costs, liabilities, suits, penalties, claims, attorneys and expert fees and demands. If Landlord fails to cause the liens to be discharged or bonded within the required ninety (90) day period, or if before that period expires, Tenant's quiet enjoyment of the Premises is materially affected as a result thereof and Landlord shall not cause the lien or liens to be discharged of record or bonded within fifteen (15) days after Landlord receives written notice thereof from Tenant, then Tenant may cause the liens to be discharged.

3.3 This Section 3.3 shall apply before and during the Term including, but not limited to, the construction by or for Tenant of its initial tenant improvements as set forth in Exhibit B-1 attached hereto (the "Initial Tenant Improvements"). Landlord hereby approves all of the work, equipment, machinery and trade fixtures set forth in said Exhibit B-1. Tenant shall not make alterations and additions to Tenant's Space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Buildings, any area or element outside of the Premises, or any facility serving any area of the Buildings outside of the Premises, or (b) will delay completion of the Premises or Buildings, or will require unusual expense to readapt the Premises to normal office/ research and development use on Lease termination or increase the cost of construction or of insurance or taxes on the Buildings or of the services called for by Section 4.1 unless Tenant first gives assurance reasonably acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. Notwithstanding the foregoing, Landlord's approval shall not be required for any single interior, alteration or improvement costing less than $5,000.00, and not affecting structural items or building systems other than reasonable electrical and/or plumbing work associated with such alteration or improvement and performed by a duly licensed and qualified electrician or plumber, as the case may be, and/or reasonable heating, ventilating and air-conditioning work ("Associated HVAC Work") associated with such alteration or improvement provided such Associated HVAC Work is performed by a duly qualified HVAC contractor first approved by Landlord (not to be unreasonably withheld or delayed) and in all such cases with all appropriate permits, licenses and approvals. In the case of any alterations or improvements which require approval Tenant shall deliver to Landlord reasonable plans and specifications showing and describing any such alterations and improvements. In the case of alterations or improvements which do not require approval as above provided, Tenant shall deliver to Landlord promptly following completion of such work reasonable plans and specifications showing and describing any such alterations and improvements as constructed. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. All alterations and additions which are structurally affixed shall be part of the Buildings unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of the Initial Tenant Improvements, Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and reasonable commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $1,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord as an additional insured and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as additional rent, 100% of any increase in real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant excluding the Initial Tenant Improvements.

         All trade fixtures, signs, equipment, furniture, or other personal property of whatever kind and nature kept or installed on the Premises by Tenant shall not become the property of Landlord or a part of the realty no matter how affixed to the Premises and may be removed by Tenant at any time and from time to time during the entire term of this Lease and Tenant shall repair any damage done in such removal. Upon request of Tenant or its assignees or any subtenant, Landlord shall execute and deliver any real estate consent or waiver forms submitted by any vendors, lessors, chattel mortgagees, or holders or owners of any trade fixtures, signs, equipment, furniture, or other personal property of any kind and description kept or installed on the Premises setting forth that Landlord waives, in favor of the vendor, lessor, chattel mortgagee, or any holder or owner, any superior lien, claims, interest or other right therein. Landlord shall further acknowledge that property covered by the consent or waiver forms is personal property and is not to become a part of the realty no matter how affixed thereto, and that such property may be removed from the Premises by the vendor, lessor, chattel mortgagee, owner, or holder at any time upon default in the terms of such chattel mortgagee or other similar documents, free and clear of any claim or lien of Landlord.

3.4 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements now or hereafter in force. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I or any person hereafter designated in substitution or addition by notice to the party relying.


                                   ARTICLE IV
                                   ----------

                              LANDLORD'S COVENANTS;
               CERTAIN TENANT COVENANTS; INTERRUPTIONS AND DELAYS
               --------------------------------------------------

4.1      Landlord covenants:

4.1.1 Subject to reimbursement in accordance with Section 2.6 and subject to the provisions of Section 4.1.4 respecting the roofs of the Buildings and the "Subject Building Systems" (defined in said Section 4.1.4) and except as otherwise provided in Article VI, to furnish services, utilities, facilities and supplies necessary to provide hot and cold water, heating, ventilating and air conditioning during the appropriate season, sewer and electrical service to the Premises which are reasonably adequate for the conduct of the Permitted Use but in no event shall Tenant exceed the capacity of or overload any such services.

4.1.2 To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office/research and development buildings in the Boston Northwest Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.1.3 (A) Subject to the reimbursement provisions of Section 2.6 and subject to the provisions of Section 4.1.4 respecting the roofs of the Buildings and the "Building Systems" (defined in said Section 4.1.4) and except as otherwise provided in Article VI, (i) to make such repairs to the exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in good and serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar office/research and development properties in the Boston Northwest Suburban Market.

         (B) Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord have any obligation to clean the interior or exterior of the Buildings including, without limitation, the interior and exterior of any windows or doors of the Buildings (collectively herein called "Cleaning of the Buildings").

4.1.4 (A)(1) On or before the Commencement Date, Landlord shall cause the electrical, heating, ventilating, air conditioning and other mechanical systems serving the Buildings (collectively the "Subject Building Systems") to be reconditioned to the extent necessary to put them in good operating order and condition on the Commencement Date to provide satisfactory HVAC and electric service to the Premises consistent with the capacity of the applicable Subject Building Systems. Upon the request of Tenant, Landlord shall permit Tenant or a duly qualified employee or building systems consultant of Tenant to participate in Landlord's inspection of the Subject Building Systems.

         (A)(2) Subject to the provisions of Article VI hereof and subject to reimbursement in accordance with Section 2.6 hereof (except as otherwise provided in this Section 4.1.4(A)), during the Term of this Lease Landlord shall maintain the Subject Building Systems in good operating order and condition normal use excepted. Notwithstanding anything in this Section or Section 2.6 to the contrary (but except as otherwise provided in Section 4.1.4(A)(3) hereof), if any maintenance, repairs or replacements to or affecting the Subject Building Systems are performed during the first three hundred sixty five (365) days of the Original Term of this Lease, the cost of all labor, parts, materials and equipment shall be borne and paid entirely by Landlord and no portion of said costs shall be included in Landlord's Operating Costs.

         (A)(3) Notwithstanding anything herein contained, Tenant shall be solely responsible, at its cost and expense, to make or pay for any repairs to the Subject Building Systems required as a result of the negligence, omission, fault, wilful act or breach of this Lease, or any repairs, alterations or improvements made, by Tenant or its employees, licenses, agents or contractors.

         (B)(1) On or before the Commencement Date, Landlord shall cause the roofs of the Buildings to be repaired to the extent necessary to put them in good condition, reasonable wear and tear excepted. Upon request of Tenant, Landlord shall permit Tenant or a duly qualified employee or roofing consultant of Tenant to participate in Landlord's inspection of the roofs.

         (B)(2) Subject to the provisions of Article VI hereof and subject to reimbursement in accordance with Section 2.6 hereof (except as otherwise provided in this Section 4.1.4(B)), during the Term of this Lease Landlord shall maintain the roofs of the Buildings in good and serviceable condition reasonable wear and tear excepted. Notwithstanding anything in this Section or Section 2.6 to the contrary (but except as otherwise provided in Sections 4.1.4(B)(3) and 4.1.4(B)(4)), if any maintenance or repairs to the roof are performed during the first three (3) years of the Original Term of this Lease beginning on the Commencement Date, the cost of all labor, parts, materials and equipment for such maintenance and repairs shall be borne and paid entirely by Landlord and no portion of said costs shall be included in Landlord's Operating Costs. The foregoing sentence shall not apply to replacement of any of the roofs of the Buildings (provision for which is made in Section 4.1.4(B)(3)) or to those matters covered by Section 4.1.4(B)(4) hereof.

         (B)(3)(a) In the event that Tenant shall reasonably believe that any one (1) or more of the three (3) roofs on the Buildings can no longer be repaired and that the only feasible way in which to deal with a roofing problem is to completely replace a roof (a "Roof Replacement"), Tenant shall give written notice to Landlord thereof stating that a Roof Replacement is requested by Tenant which notice shall include reasonable written documentation including any reports of roofing consultants engaged by Tenant supporting and substantiating that the only feasible manner to deal with the then particular roofing matter is to provide a Roof Replacement ("Tenant's Roof Replacement Request"). If Landlord shall not agree with Tenant's Roof Replacement Request and if within thirty (30) days after Landlord's receipt of Tenant's Roof Replacement Request Landlord and Tenant have not reached mutual agreement on the course of action to be followed respecting the roof or roofs which are the subject of such notice, Landlord and Tenant, both acting reasonably and in good faith, shall jointly designate a duly qualified and experienced roofing consultant to make the determination as to whether the roof or roofs which are the subject of Tenant's Roof Replacement Request can no longer be repaired and must be completely replaced.

         (B)(3)(b) Subject to the provisions of Article VI and subject to reimbursement in accordance with Section 2.6 hereof (except as otherwise hereinafter provided in this Section 4.1.4(B)(3), in the event that during the Term of this Lease any Roof Replacement(s) is
         (are) made whether by Landlord or pursuant to Section 4.1.4(B(3)(a) above, (i) the cost thereof shall be amortized on a straight line basis over the number of years of useful life of the Roof Replacement and the useful life shall be reasonably determined by Landlord in accordance with generally accepted real estate accounting principles and practices in effect at the time of the then applicable Roof Replacement (the "Annual Roof Amortization Amount") and (ii) the Annual Roof Amortization Amount plus an interest factor at the rate determined in accordance with Section 2.6 shall be included in the annual Landlord's Operating Expenses (defined in Section 2.6) relating to the Buildings. Notwithstanding the foregoing, there shall not be included any Annual Roof Amortization Amount (or interest thereon) in Landlord's Operating Expenses for the period beginning on the Commencement Date and ending on the last day of the sixtieth (60th) calendar month of the Original Term

         (B)(4) Notwithstanding anything herein contained, Tenant shall be solely responsible, at its cost and expense, to make any and all roof repairs and replacements (i) resulting from penetrations to or through any of the roofs of the Buildings made by or for Tenant and, further, Tenant shall perform a regular and periodic maintenance program respecting the areas of penetrations to the roofs and any such program shall be approved by Landlord, such approval not to be unreasonably withheld or delayed, and (ii) resulting from the negligence, omission, fault, wilful act or breach of this Lease, or from any repairs, alterations or improvements made, by Tenant or its employees, licensees, agents or contractors.

4.2 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of any immaterial inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall

         Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise its best efforts to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid material inconvenience to Tenant by reason thereof and to avoid material interference with Tenant's business operations.

4.3 Provided that, on the condition that and only so long as (i) there shall not have occurred an Event of Default (defined in Section 7.1(a) hereof), (ii) Tenant or an assignee under Section 5.6.1 (as the case may be) shall be in actual occupancy of the Premises and be developing and manufacturing home or office diabetes monitoring devices in the Premises and (iii) Tenant shall not have assigned this Lease (except for an assignment under Section 5.6.1 hereof), (a) Landlord shall not hereafter directly enter into a lease of other space in the Complex with any of the "Named Companies" (hereinafter defined), or with a tenant (other than Tenant) whose primary business to be conducted at such other space in the Complex will be the development or manufacturing of home or office diabetes monitoring devices or (b) in the case of a "Future Lease" (hereinafter defined) where the tenant thereunder proposes to assign its interest thereunder or to sublet the premises leased thereby to a person or entity whose primary business to be conducted at such premises will be the development or manufacturing of home or office diabetes monitoring devices and which Future Lease contains a clause which requires Landlord's consent to an assignment or subletting and provides that Landlord may withhold such consent as a result of the use of such premises for the development or manufacturing of home or office diabetes monitoring devices, Landlord will not grant its consent to such an assignment or subletting (the "Assignment and Subletting Restriction Clause"). Landlord shall use reasonable efforts to include in any Future Lease the Assignment and Subletting Restriction Clause; provided, however, that Landlord shall satisfy such requirement to use reasonable efforts if the first draft of any Future Lease includes the Assignment and Subletting Restriction Clause, and in no event shall the execution by Landlord of a Future Lease which does not include the Assignment and Subletting Restriction Clause be a default of Landlord hereunder or give Tenant a right to terminate this Lease or to withhold or offset against Annual Fixed Rent, additional rent or any other amounts due under this Lease. Notwithstanding the foregoing, the provisions of this Section 4.3 shall not apply (i) to the Existing Leases set forth in Exhibit F hereto or to any business operations or other activities of the holders of the tenant(s) interest(s) in the Existing Leases or of the subtenants or assignees under the Existing Leases or (ii) to a tenant other than the Named Companies who is engaged in whole or in part in the business of developing or manufacturing home or office diabetes monitoring devices but who will not engage in such use as its primary business in space leased to it in the Complex. The "Named Companies" are Lifescan, Ames/Miles/Bayer, Boehringer Manheim, Nova Biomedical and Self-Care. A "Future Lease" shall be a lease entered into after the date of this Lease for space in the Complex between Landlord, as landlord and a person or entity (other than Tenant), as tenant, but excluding the Existing Leases and the implementation of the provisions of the Existing Leases.

4.4 Subject to the provisions of Sections 4.2 and 8.4 hereof, Landlord shall indemnify Tenant with regard to any loss or liability that Tenant may actually incur with regard to any "Hazardous Materials" (defined in Section 5.3(A) hereof) including, without limitation, the reasonable and documented out of pocket fees and expenses of attorneys and environmental consultants and experts, court costs and all reasonable out of pocket costs of assessment, monitoring, cleanup, containment, removal, remediation or restoration. However, the foregoing indemnity shall not apply to any activities of Tenant including those matters referred to in Section 5.3 hereof that are located in or adjacent to, the Buildings as of the Date of this Lease.


                                    ARTICLE V
                                    ---------

                               TENANT'S COVENANTS
                               ------------------

         Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 To pay when due all fixed rent and additional rent and all charges for utility services rendered to the Premises and all costs related to cleaning and security services and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2 (A) Except as otherwise provided in Article VI and Section 4.1.3 to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (including glass in exterior walls) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire, other casualty or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto but excluding trade fixtures, equipment, machinery and signs in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, the wiring for Tenant's computer, telephone and other communication systems and equipment and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Buildings, to the Site or to the Additional Buildings caused by Tenant, Tenant's independent contractors, Tenant's employees or Tenant's invitees.

         (B) Notwithstanding anything in this Lease to the contrary, Tenant shall, at its sole cost and expense, perform the "Cleaning of the Buildings" (defined in Section 4.1.3(B)) regularly and periodically during the Lease Term, the same to be done in a good and workmanlike manner so as to maintain the Buildings in a neat and clean condition consistent with first class office and research and development buildings.

5.3 (A) To use and occupy the Premises for the Permitted Uses only, and not to injure or deface the Premises, the Buildings, the Additional Buildings, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine, or inflammable fluids or chemicals (except for substances produced in the ordinary course of Tenant's business in connection with the Permitted Uses, Tenant agreeing to comply with all laws, by-laws, rules and regulations applicable to the production, storage, handling, treatment, transport or disposal thereof or otherwise relating thereto including, without limitation, those hereinafter set forth in this Section 5.3), or nuisance, or the emission from the Premises of any materially objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office/research and development building of the first class in the quality of its maintenance, use and occupancy, or which is improper, contrary to law, by-law, rule or regulation or liable to invalidate or increase the premiums for any insurance on the Buildings or their contents (unless in the case of increases in insurance premiums, Tenant agrees to pay for any increase in insurance premiums related to such use) or liable to render necessary any alteration or addition to the Buildings. Further, except as otherwise specifically provided above, Tenant shall not nor shall Tenant permit its employees, invitees or contractors to engage in any activity which may produce a hazardous material, waste or substance (collectively "Hazardous Materials"), or keep or maintain any substance which is or may hereafter be classified a Hazardous Material under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq, 42 U.S.C. Section 9601 et seq, 42 U.S.C. Section 2601 et seq, 49 U.S.C. Section 1802 et seq and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time ("Hazardous Material Laws") and, further, Tenant shall comply and shall cause its employees, invitees, agents and contractors to comply with each of the foregoing. Landlord acknowledges that Tenant's intended use of the

         Premises for a research and light manufacturing facility for the development and production of medical devices including, without limitation, home blood glucose monitoring systems (collectively the "Medical Device Uses") is deemed to be a Permitted Use subject, however, to Tenant's compliance with the requirements of Sections 5.3(A) and 5.3(B) hereof and does not increase the cost of Landlord's insurance.

         (B) With respect to light manufacturing, research and development software assembly and accessory warehouse and distribution portions of the Permitted Uses and the Medical Device Uses Landlord agrees that Tenant may use the Premises for such purposes provided, on the condition and only so long as (i) such uses are permitted under applicable laws, by-laws, rules and regulations from time to time in effect including, but not limited to, the Zoning By-Law of the Town of Bedford, Massachusetts from time to time in effect and the requirements of the Americans with Disabilities Act and the regulations thereunder all as from time to time in effect (collectively "Governmental Requirements, (ii) Tenant shall comply with all Governmental Requirements, (iii) such uses shall not create, cause or produce undue noise or odor, any nuisance and shall not interfere with the uses of other portions of the Complex and (iv) such use shall not impose any cost, material risk or liability on Landlord (other than increasing the cost of Landlord's insurance but not resulting in a cancellation of any of Landlord's insurance), Tenant agreeing to be responsible for any and all such increased costs which shall be paid promptly by Tenant.

         (C) Temporary discontinuance (not beyond any period set forth in applicable Governmental Requirements) of business due to strikes, lockouts, fire, casualty, remodeling, Legal Requirements or other causes beyond Tenant's reasonable control (but specifically excluding financial reasons) shall not be deemed a breach of this Section 5.3.

5.4 Not to obstruct in any manner any portion of the Buildings not hereby leased or any portion thereof or of the Additional Buildings or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, (except as provided in Section 8.21 hereof) curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Buildings and the Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations.

5.5 To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office/research and development use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6 Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1 - 5.6.6 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions of hereof.

5.6.1 Notwithstanding the foregoing provisions of Section 5.6 above and without the need for Landlord's consent, but subject, however, to the provisions of Sections 5.6.4, 5.6.5 and 5.6.6, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to (i) any parent or subsidiary corporation of Tenant, (ii) any affiliated entity in common control with Tenant or (iii) any corporation into which Tenant may be converted or with which it may merge.

5.6.2 Notwithstanding the provisions of Section 5.6 above, BUT subject to the provisions of this Section 5.6.2 and the provisions of Sections 5.6.4,
         5.6.5 and 5.6.6 below, Tenant may sublease less than fifty percent (50%) of the Rentable Floor Area of the Premises in the aggregate provided that in each instance Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed subleasing if:

                  (a) the proposed subtenant is not of a character consistent with the operation of a first class office, research and development building (by way of example, Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

                  (b) the subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section
                           1.1 hereof, or

                  (c) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Operating Expenses for the Complex beyond that which Landlord now incurs for use by Tenant or (ii) be likely to materially increase the burden on elevators, Building(s) systems or equipment over the burden prior to such proposed subletting in the case where any of the Buildings are to be occupied by more than one (1) tenant and/or other occupant(s) or
                           (iii) would violate provisions or restrictions contained in this Lease relating to use or occupancy including, but not limited to Section 5.3(B) hereof, or

                  (d) there shall be existing an Event of Default (defined in Section 7.1).

5.6.3 Notwithstanding the provisions of Section 5.6 above, BUT subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.4,
         5.6.5 and 5.6.6 below, Tenant covenants and agrees not to assign this Lease or to sublet fifty percent (50%) or more of the Rentable Floor Area of the Premises (which shall be deemed to include, without limitation, any proposed subleasing which together with prior subleasings would result in an area equal to or greater than fifty percent (50%) of the Rentable Floor Area of the Premises in the aggregate being the subject of one or more subleases) without, in each instance having first obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

                  (a) the proposed assignee or subtenant is not of a character consistent with the operation of a first class office, research and development building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

                  (b) the proposed assignee or subtenant does not possess reasonably adequate net worth, financial capability and liquidity to perform the Tenant obligations as and when due or required under this Lease, or

                  (c) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof, or

                  (d) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Operating Expenses for the Complex beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment in the case where any of the Buildings are to be occupied by more than one (1) tenant and/or other occupant(s); or (iii) would violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises including, but not limited to Section 5.3(B) hereof, or

                  (e) there shall be existing an Event of Default (defined in Section 7.1), or

                  (f) in the case of a proposed assignment, Landlord elects, at its option, by notice given within thirty
                           (30) days after receipt of Tenant's notice given pursuant to Section 5.6.4 below, to terminate this Lease as of a date which shall not be earlier than sixty (60) days nor later than one hundred twenty
                           (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease, or

                  (g) in the case of a proposed subleasing which together with prior subleasings would result in an area equal to fifty percent (50%) or more of the rentable floor area of the Premises being the subject of one or more subleases, Landlord elects, at its option, by notice given within thirty (30) days after receipt of Tenant's notice given pursuant to Section 5.6.4 below, to terminate this Lease as to such portions of the Premises proposed to be sublet which would if made, result in an area greater than fifty percent (50%) of the rentable floor area of the Premises being sublet (herein called the "Terminated Portion of the Premises") as of a date which shall be not earlier than sixty (60) days nor later than one hundred twenty (120) days after Landlord's notice to Tenant; provided, however that upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations as to the Terminated Portion of the Premises relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and provided, further, that this Lease shall remain in full force and effect as to the remainder of the Premises, except that from and after the termination date the rentable floor area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and after such termination all references in this Lease to the "Premises" or the "rentable floor area of the Premises" shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, operating costs and real estate taxes shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises, and provided further that Landlord shall have the right at Landlord's sole cost and expense to make such alterations and improvements as may be required to separately demise the Terminated Portion of the Premises.

5.6.4 Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2 or Section 5.6.3, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Sections
         5.6.2 or 5.6.3 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Sections 5.6.2 or 5.6.3 all other information necessary to make the determination referred to in Sections
         5.6.2 or 5.6.3 above and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1.

         If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole but not part of the Premises) or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Sections 5.6.2 and
         5.6.3 again shall be applicable.

5.6.5    Intentionally Omitted.

5.6.6 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under
         Section 5.6.3 above that the assignee or sublessee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.1, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Section 5.6 through 5.6.6 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated.

         (B) Intentionally Omitted.

         (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.3 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

         (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.2 or 5.6.3 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

5.7 To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed, it being agreed, however, that for claims covered by insurance for which the insurer selects counsel, such counsel shall be deemed approved by Landlord), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, independent contractors or employees or (b) any use made or thing done or occurring on the Premises after the date that possession of the Premises is first delivered to Tenant and until the end of the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or Landlord's contractors, servants, agents, representatives or employees, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; to maintain with responsible companies qualified to do business, and in good standing, in Massachusetts commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement covering the Premises insuring Landlord (as an additional insured) as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties or which may reasonably be required by Landlord (it being agreed that Landlord shall not seek to increase such limits for a period of two (2) years from the Commencement Date), and workers compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. If and so long as the insurance which Tenant is required to maintain under this
         Section is in full force and effect and the insurer does not deny coverage or liability, Landlord agrees that it will look to such insurance for satisfaction of a claim covered by Tenant's insurance but only to the extent of the insurance coverage.

         Subject to the provisions of Section 2.2.1, Landlord agrees to indemnify and save Tenant harmless from and against injuries arising from or claimed to have arisen from the negligence of Landlord, its agents or employees occurring after the Commencement Date and until the expiration or earlier termination of the Term; provided, however, that Landlord shall not be responsible or liable for any loss or damage to fixtures, improvements or personal property or equipment of Tenant.

         Landlord shall maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of insurance upon the Buildings and Landlord's furniture, fixtures, and other equipment insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured (as reasonably determined by Landlord), with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Upon request of Tenant from time to time, a certificate of such insurance shall be delivered to Tenant. Such insurance may be written with a deductible as determined by Landlord. Further, if at any time during the Term all risk type insurance coverage shall cease to be written, then the type of fire and casualty insurance and amount of coverage shall be as determined by Landlord. Landlord may also maintain such other insurance as may from time to time be required by any mortgagee holding a first mortgage lien on the Site. In addition, Landlord may also maintain such insurance against loss of Annual Fixed Rent and Additional Rent and such other risks and perils as Landlord deems proper. Any and all such insurance together with the liability insurance required or permitted to be carried under this Lease by Landlord may be maintained under a blanket policy affecting other premises of Landlord and/or affiliated business organizations.

5.8 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Buildings or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to Landlord's gross negligence, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law.

5.9 To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the eleven (11) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Except in the case of emergencies, such examination and entry shall be upon reasonable advance notice to Tenant and in a manner not to materially interfere with Tenant's business, not to violate Tenant's security requirements and not to materially offset Tenant's quiet enjoyment.

5.10 Not to place a load upon the Premises exceeding an average rate of 100 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed excluding Landlord's personal property and excluding any personal property taxes for which Tenant has filed for an abatement with respect to until a decision is rendered.

5.12 To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Buildings unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

                                   ARTICLE VI
                                   ----------

                               CASUALTY AND TAKING
                               -------------------

6.1 In case during the Lease Term any of the Buildings or the Site are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred ten (210) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

         In case during the Lease Term, the Premises are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred ten
         (210) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

         In addition, if during the last year of the Original Term (i) Tenant shall be actively using a substantial portion of the Premises for manufacturing purposes consistent with the Permitted Uses (the "Manufacturing Portion of the Premises") and (ii) the Manufacturing Portion of the Premises are damaged by fire or other casualty which materially and substantially affects such manufacturing use and (iii) Tenant, acting in good faith after consultation with a qualified and experienced commercial engineer or construction company, determines that the damage to the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred and twenty
         (120) days from the time that repair work would commence and (iv) Tenant did not prior to the date of such fire or other casualty exercise its first extension option as provided in Section 8.20, then Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall not be less than thirty
         (30) days nor more than forty-five (45) days after the date of notice of such termination provided, however, that if within thirty (30) days after the receipt of such notice by Landlord, Landlord makes available to Tenant comparable temporary space upon the same business terms as this Lease for the period of the restoration of the

         Premises (if Landlord shall not have elected to terminate the Lease in accordance with this Section 6.1), then such termination by Tenant shall be deemed null and void.

         Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

         If any of the Buildings or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Buildings as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the damaged Building(s), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the damaged Building(s) in the event of damage thereto (excluding any furniture, fixtures or equipment of Tenant, or any other items installed, or paid for, by Tenant) into proper condition for use and occupation for the Permitted Uses and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated until the Premises shall have been put by Landlord substantially into such condition except for punch list items and long lead items. Landlord represents that as of the date of this Lease there is no such ground lease in effect.

         Unless such restoration is completed within two hundred forty (240) days from the date that repair work actually commences, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond two hundred seventy (270) days from the date that repair work actually commences), Tenant shall have the right to terminate this Lease at any time after the expiration of such 240 day (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

6.2 Notwithstanding anything to the contrary contained in this Lease, if any of the Buildings shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence, Landlord or Tenant may, at its election, terminate the Term of this Lease by notice to the other given within thirty (30) days after such loss. If Landlord or Tenant shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 If the entirety of the Buildings, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. Any payments made by Tenant respecting Annual Fixed Rent, Operating Expenses Allocable to the Premises or Landlord's Tax Expenses Allocable to the Premises relating to the period after the date of termination shall be promptly refunded to Tenant unless Tenant has any unsatisfied obligations to Landlord.

         Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building(s) so taken or condemned, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation for the Permitted Uses as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding any furniture, fixtures or equipment of Tenant, or any other items installed or paid for by Tenant). Landlord represents that as of the date of this Lease there is no such ground lease in effect.

         If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's Operating Costs Payments and Tenant's Tax Payments shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant taking into account Tenant's ability to operate in the Premises for the Permitted Uses; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's Operating Costs Payments and Tenant's Tax Payments shall be abated for the remainder of the Lease Term.

6.4 Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Building, the Buildings, the Additional Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request.

         Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses and Tenant's business loss whether or not this Lease is terminated; provided, however, that in no case shall same be construed to include or mean any of the awards reserved exclusively to Landlord as set forth in the immediately preceding paragraph of this Section 6.4 and provided, further, that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.


                                   ARTICLE VII
                                   -----------

                                     DEFAULT
                                     -------

7.1 (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

                  (i) Tenant shall fail to pay any Annual Fixed Rent payment, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for ten (10) days after notice from Landlord thereof, or

                  (ii)     Intentionally Omitted

                  (iii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant and the same is not vacated or discharged within sixty (60) days after the entry of the order therefor unless such order is being diligently contested by Tenant; or

                  (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty
                           (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive)--

         then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than fifteen (15) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         (b) If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

         (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

         Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

         (d)(i) At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, Tenant shall pay to Landlord such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the present value of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

         (d)(ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of taxes, Tenant's share of operating costs and Tenant's share of electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

         (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers reasonably advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall use reasonable efforts to relet the Premises after Tenant vacates following an Event of Default, termination of this Lease and appropriate court order if any but the failure to relet and/or the terms, conditions and provisions of any reletting shall not give rise to any defense, claim, action or counterclaim by Tenant nor release, limit or otherwise modify Tenant's liability. Also Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the occurrence of an Event of Default by Tenant.

         (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2 Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                  ARTICLE VIII
                                  ------------

8.1 Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises, the Building or on the Buildings above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, within thirty (30) days after demand, any such increase resulting from, which shall be due and payable as additional rent thereunder. Landlord shall give notice to Tenant of any such increase promptly after Landlord receives knowledge of the same, provided that Tenant shall be responsible for any such increases applicable to both the period prior to and after any such notice.

8.2 Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

         No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 Subject to the provisions of the second paragraph of Section 8.4 hereof, the specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant or Landlord of any provisions of this Lease. In addition to the other remedies provided in this Lease, each of Landlord and Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on

         Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

         Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Complex at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, nor any partner of Landlord (original or successor) shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, or any partner of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Buildings. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause. Landlord represents that as of the date of this Lease there is no mortgage encumbering the Complex nor any ground lease of the Complex.

8.5 After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within the period set forth in this Lease for Landlord to cure such defaults shall be treated as performance by Landlord. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

                  (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

                  (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

                           In no event shall the acquisition of title to the Buildings and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Buildings or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize this Lease and the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Brokers designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Recognized Brokers designated in Section
         1.1 hereof, Tenant shall defend the claim against Landlord with counsel of

         Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

         (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Brokers designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Recognized Brokers designated in
         Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection reasonably approved by Tenant and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Recognized Brokers designated in Section 1.1 hereof.

8.9 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail postage prepaid:

                  If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

                  If intended for Tenant, addressed to Tenant at the address set forth on the second page of this Lease except that from and after the Commencement Date the address of Tenant shall be Bedford Business Park, 2 Crosby Drive, Bedford, Massachusetts 01730 Building A Attention: Chief Executive Officer with a copy to Tenant at such address Attention: General Counsel (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

         Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

         Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

8.13 Neither the employees or agents of Landlord or Tenant have any authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. No changes, additions or interlineations made to this Lease shall be binding unless signed by both parties.

8.14 The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site, the Buildings or the Complex, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord and this Lease shall be recognized by such mortgagee or successor, as the case may be. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either written notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

8.16 Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such statement delivered by Landlord or Tenant pursuant to this Section 8.16 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises.

8.17 (A) In the case of any Event of Default Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by The First National Bank of Boston) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         (B) In the event Landlord fails to make such repairs as are required of Landlord under this Lease or to perform any other obligations of Landlord hereunder within thirty (30) days after written notice from Tenant to Landlord and to the holder of any mortgage on the Property of which Tenant has been given written notice by Landlord specifying the nature of such repairs or other obligations or if such repairs or other obligations are of the type which cannot be made or performed within such thirty (30) days, then if Landlord or the holder of any such mortgage (at the option of such mortgagee) fails to (i) commence making such repairs within thirty (30) days after such written notice from Tenant and (ii) thereafter prosecute such repairs or other obligations to completion with due diligence given the nature of such repairs or other obligations, then thereafter at any time prior to Landlord's commencing such repairs or other obligations, Tenant may, but need not, make such repairs or perform such other obligations and may make a demand on Landlord for payment of the reasonable out of pocket cost thereof and Landlord shall pay the reasonable out of pocket cost thereof; provided, however, if within thirty (30) days after receipt of such demand, Landlord shall not have paid same, then Tenant shall have the right to bring suit in a court of competent jurisdiction in the Commonwealth of Massachusetts seeking payment of the sum so claimed in Tenant's demand. If Tenant shall be successful in any such court action then Landlord shall pay to Tenant Tenant's reasonable out of pocket legal fees actually incurred in connection with such litigation. However, in no event shall Tenant have the right to offset against, withhold or deduct from Annual Fixed Rent, or any Additional Rent or other charges payable under this Lease nor shall Landlord's failure to pay Tenant's demand be a default of Landlord or give Tenant the right to terminate this Lease, Tenant's right being to bring suit as aforesaid.

8.18 Unless otherwise approved in writing by Landlord, any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at double the rents and other charges herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable; provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

8.19 Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.20 (A) Provided that at the time of exercise of the applicable option to extend and at the commencement date of the applicable extension option period (i) there exists no Event of Default (defined in Section 7.1) and (ii) this Lease is still in full force and effect, Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted for each option period as hereinbelow set forth) for two (2) successive periods of five (5) years each as hereinafter set forth. Each option period is sometimes herein referred to as an "Extended Term".

         (B)(i) If Tenant desires to exercise the then applicable option to extend the Term, then Tenant shall give notice to Landlord, not earlier than eighteen (18) months nor later than twelve (12) months prior to the expiration of the then current Term of this Lease, of Tenant's request for Landlord's quotation to Tenant of a proposed annual rent for the applicable Extended Term. If at the expiration of thirty (30) days after the date when Landlord receives Tenant's written request as aforesaid (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual rental for the applicable Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit D) for the applicable Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit D.

         (B)(ii) If Tenant timely shall have requested the Broker Determination, then in order to exercise its right to extend the Term of this Lease for the then applicable Extended Term, Tenant, within thirty (30) days after receipt of the Broker Determination, shall give written notice to Landlord of Tenant's exercise of its right to extend the Lease Term for the then applicable Extended Term pursuant to this subsection 8.20(B)(ii), in which case the Annual Fixed Rent for the Extended Term shall be ninety five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination. Upon the giving of notice by Tenant within said thirty (30) day period as provided in this subsection (B)(ii) then this Lease and Term hereof shall be extended for an additional term of five (5) years upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the Annual Fixed Rent for the applicable Extended Term shall be the rent determined as described in this subparagraph.

         (C) Upon the giving of notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term in accordance with the provisions of either subsection B(i) or B(ii) above, then this Lease and the Lease Term hereof shall be extended, for the applicable Extended

         Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 8.20, and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term beyond the two (2), five (5) year extension options provided for in this Section 8.20. Notwithstanding anything contained in this Lease to the contrary, in no event shall the Lease Term hereof be extended for more than ten (10) years after the expiration of the Original Term hereof, nor shall Tenant have the right to exercise more than one extension option at a time nor shall Tenant have the right to exercise its second extension option unless it has duly and timely exercised its first extension option and the conditions set forth in
         Section 8.20(A) are satisfied and complied with. Landlord and Tenant hereby covenant and agree that time is of the essence with respect to the provisions of this Section 8.20.

8.21 Landlord has previously installed a sign on Crosby Drive identifying tenants from time to time in the Complex. Landlord shall list MediSense, Inc. at the top thereof. Tenant shall be permitted, at Tenant's expense, to erect not more than two (2) signs containing Tenant's name on the Buildings in a location first approved by Landlord. Such sign shall be of a size and design mutually agreeable to Landlord and Tenant. Further, at the expiration or earlier termination of the Term of this Lease, as it may be extended, Tenant shall remove the signage provided to Tenant hereunder, at Tenant's expense, repairing any damage caused by such removal. Tenant's right to install such sign(s) shall be subject to (i) the applicable provisions of the Zoning By-Laws of the Town of Bedford and all other applicable laws, by-laws, rules and regulations and Tenant obtaining all permits, licenses and approvals therefor at Tenant's sole cost and expense (collectively "Sign Permits") and (ii) Tenant acknowledges and agrees that Tenant's right to corporate signage on the Site pursuant to this
         Section 8.21 is not on an exclusive basis and that Landlord may grant other tenants in the Complex the right to signage on the Site. The failure or inability of Tenant to obtain any Sign Permits or to comply with any of the matters listed in item (i) above shall not give Tenant any right to terminate this Lease or any right to a reduction in Annual Fixed Rent or any Additional Rent.

8.22 If Landlord shall not have received any payment or installment of rent on or before the date (the "Due Date") on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by The First National Bank of Boston from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed additional rent and shall be paid by Tenant to Landlord upon demand.

8.23 All terms used in this Lease, regardless of the number or gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and by other gender, masculine, feminine, or neuter, as the context or sense of this Lease or any section, subsection, or clause herein may require as if such terms had been fully and properly written in such number or gender.

         This Lease supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

8.24 (A) Landlord warrants that as of February 29, 1996 the Premises and appurtenances thereto are subject to and with the benefit of the title matters set forth in Exhibit G attached hereto and that the other space in the Complex is leased to tenants and subtenants as set forth in Exhibit F attached hereto.

         (B) Further, Landlord represents that, based on that certain map entitled "Zoning Districts, town of Bedford, Massachusetts Prepared For The Bedford Planning Board By The Bedford Department Of Public Works" dated February 1995 and bearing the notation as amended through the March 1991 Annual Town Meeting, the Site is located in an Industrial Park (A) zoning district. Landlord makes no representation as to whether or not the Site is located within any overlay district. Attached hereto as Exhibit H is a copy of Sections 3 and 4 and Table 1 of the "Town of Bedford, Massachusetts Zoning By-Laws" as amended through the Annual Town Meeting of 1995 (the "Zoning By-Law") which sets forth, inter alia, the uses permitted in an Industrial Park (A) zoning district.

         (C) Landlord also represents that it has full power and authority to execute this Lease.

8.25 This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.



                              [Here ends this page]

         EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

                                        LANDLORD:

                                        BEDFORD BUSINESS PARK LIMITED
                                        PARTNERSHIP

                                             BY: BBP, INC., ITS GENERAL
                                                     PARTNER

                                             By /s/ Mortimer B. Zuckerman
                                               ---------------------------------
WITNESS:                                     Name MORTIMER B. ZUCKERMAN
                                                  ------------------------------
                                             Title PRESIDENT AND TREASURER
                                                   -----------------------------
/s/ C.W. Probert                                   HEREUNTO DULY AUTHORIZED
- ----------------------------------




                                        TENANT:

                                        MEDISENSE, INC.


                                        By /s/ Robert L. Coleman
                                          --------------------------------------
ATTEST:                                 Name ROBERT L. COLEMAN
                                             -----------------------------------
                                        Title PRESIDENT AND
                                              ----------------------------------
                                              CHIEF EXECUTIVE OFFICER
                                              ----------------------------------
By /s/ Cheryl K. Lawton                       HEREUNTO DULY AUTHORIZED
  --------------------------------
Name CHERYL K. LAWTON
     -----------------------------
Title ASSISTANT CLERK
      ----------------------------

                                                            (CORPORATE SEAL)

                                    EXHIBIT A
                                    ---------

                               DESCRIPTION OF SITE

Those certain parcels of land (with the buildings thereon) situated in Bedford, Middlesex County, Massachusetts bounded and described as follows:

PARCELS 1 and 2
- ---------------

Two certain parcels of land situated in Bedford, Middlesex County, Massachusetts, shown as Lot 1 and 2 on a plan entitled "Plan of Land in Bedford, Mass." dated March 1, 1962 by Raymond C. Pressey, Inc., recorded with Middlesex South District Deeds as Plan No. 487 of 1962 in Book 10022, Page 278, and together bound and described as follows:

SOUTHWESTERLY           by Crosby Road by three lines measuring respectively two hundred eighty-three and 01/100 (283.01) feet, twenty-one and 27/100
                        (21.27) feet and four hundred eighty-three and 43/100 (483.43)
                        feet; thence

SOUTHERLY               by said Crosby Road by a curved line, one hundred nineteen and
                        36/100 (119.36) feet; thence

SOUTHEASTERLY
SOUTHERLY and
SOUTHWESTERLY           by said Crosby Road by several lines measuring respectively two hundred ninety-three and 04/100 (293.04) feet, three hundred fifty-
                        three and 04/100 (353.04) feet and two hundred twenty and 97/100
                        (220.97) feet; thence

NORTHEASTERLY           by the parcel marked "Reserved for Town of Bedford" on said plan, sixteen hundred forty-six and 81/100 (1646.81) feet; and
                        thence

NORTHWESTERLY           by land now or late of The Worcester Corp., by two lines
                        measuring respectively 305.23 feet and 294.24 feet and by land now or late of Douglas by two lines measuring respectively 170.33 feet and 64.34 feet, to the place of beginning.

For Title see Deed recorded with the Middlesex South District Registry of Deeds in Book 12926, Page 233.

PARCEL 3
- --------

         A certain parcel of land situated in said Bedford, shown on a plan of land in Bedford, Mass. Dated June 5, 1961 by Raymond C. Pressey, Inc., Registered Land Surveyors, recorded with Middlesex South District Registry of Deeds at the end of Book 9844, bounded and described as follow:

SOUTHWESTERLY           by Crosby Road, two hundred ninety-eight and 63/100 (298.63)
                        feet;

NORTHWESTERLY           by land now or formerly of the Worcester Corporation, two
                        hundred nine and 95/100 (209.95) feet;

NORTHEASTERLY           by land now or formerly of the Worcester Corporation, two
                        hundred fifty and 57/100 (250.57) feet; and

SOUTHEASTERLY           by land now or formerly of Sinbad Realty Corporation by two lines respectively measuring one hundred seventy and 33/100 (170.33)
                        feet and sixty-four and 34/100 (64.34) feet.

Containing approximately 60,951 square feet of 1.4 acres according to said plan.

For Title see Deed from Cecil N. Douglas and Priscilla M. Douglas recorded with the Middlesex South District Registry of Deeds in Book 13539, Page 732.

PARCEL 4
- --------

All right, title and interest in and to (i) that portion of Crosby Road described in that certain Deed (a) recorded with the Middlesex South District Registry of Deeds in Book 14013, Page 486 and (b) filed with the Middlesex South Registry District of the Land Court as Document No. 599584 as to which Certificate of Title No. 161163 in Registration Book 936, Page 13 was issued; and (ii) such other applicable portions of Crosby Road abutting the westerly boundaries of Parcels 1, 2 and 3.

Parcels 1, 2, 3 and 4 are subject to and together with the benefit of easements, agreements restrictions, rights of way and takings of record at said Registry of Deeds and Registry District if and to the extent in force and applicable.

                                   EXHIBIT A-1
                              SITE PLAN OF COMPLEX



                                     [MAP]

                                    EXHIBIT B
                              BEDFORD BUSINESS PARK

                                 LANDLORD'S WORK

A.      NEW WINDOWS

        1. Existing single glazed windows will be removed and replaced with new dual thickness, insulating glass windows in dark bronze aluminum frames in all openings similar to the mockup installed on Floor 2 of Building A. (The existing insulating glass windows on the north facade of Building C, Floor 2, will remain.)

        2. On the first floor of Building A, five (5) new additional large windows, 6'-10" x 7'-2", will be installed.

        3.     On the east (Crosby Drive) side of Floor 1 of Building A, twenty
               (20) new 48" x 52" punched window units will be installed.

B.      NEW MAIN ENTRANCE

        A new building entrance vestibule will be constructed to Building A which will include a handicap access ramp, new stairs, insulating glass enclosed entrance vestibule with quarry tile floor, new ceiling and lighting, and landscaping.

C.      NEW ELEVATOR

        A new two stop elevator will be installed in Building A in a location mutually agreed upon by Boston Properties and MediSense to coordinate with their layout and located generally adjacent to the entrance lobby and MediSense reception area. The elevator will have a standard cab and be manufactured by Dover, Beckwith, or equal.

D.      TOILET ROOMS

        1. On Building A, Floor 2, the existing toilet rooms will be removed and a new toilet room constructed with four water closets and three lavs in the women's room and two water closets, two urinals and three lavs in the men's room. The new toilet rooms will have thin set ceramic tile on the floors and wet walls, new toilet partitions and accessories.

        2. The existing toilets on Floor 1 of Building A and the toilets in Buildings B and C will be repainted, including the toilet partitions.

E.      LANDSCAPING

        1. New shrubs and plantings will be provided around the new entrance to Building A.

        2. Landlord will provide an allowance of $20,000 for trees to be planted as a screen along the south side of Crosby Road. The selection, size and location of the trees will be coordinated with Tenant.

F.      TENANT IMPROVEMENTS

        The space will be finished to the following level of interior finish:

        1.     CEILINGS AND LIGHTING

                      BUILDING A
                      ----------

                            FLOOR 1: New 2 x 2 lay-in ceiling with 2 x 2 low
                                     brightness light fixtures for the reception area and cafeteria. The remaining ceiling and lighting will be the existing installation.

                            FLOOR 2: New 2 x 2 lay-in ceiling with 2 x 2 low
                                     brightness fixtures for the executive area
                                     (approximately 4,500 SF) and new ceiling and 2 x 4 acrylic lens fixtures for the open office area.

                      BUILDING B
                      ----------

                            FLOOR 1: Existing installation, i.e., no ceiling,
                                     open to structure.

                            FLOOR 2: Existing ceiling and lighting where ceiling
                                     exists today, and new 2 x 4 ceiling and
                                     2 x 4 acrylic lens lighting in the areas that currently have no ceiling.

                      BUILDING C
                      ----------

                            FLOOR 1: Existing installation, i.e., no ceiling,
                                     open to structure.

                            FLOOR 2: Existing ceiling and lighting.

        3.     HVAC:

                      BUILDING A
                      ----------

                            EXISTING SYSTEM: There are eight (8) individual Lennox multiple zone package rooftop units with a hot deck and a cold deck. The units have a full economizer cycle. Each unit has a hot water reheat coil with glycol. The building is heated from hot water supplied from the boiler in Building B. The perimeter has baseboard hot water. The interior is heated from the hot deck reheat coil. All controls electric.

                            FLOOR 1: For reception area and cafeteria, modify
                                     existing system and provide new zones,
                                     distribution duct work and controls to meet
                                     Tenant's program requirements. For balance of floor, existing system.

                            FLOOR 2: Modify existing system and provide new
                                     zones, distribution duct work and controls to meet Tenant's program requirements.

                      BUILDING B
                      ----------

                            EXISTING SYSTEM: There are 11 individual Trane DX constant volume split systems. Each unit has a full economizer cycle. There is a hot water reheat coil in each unit for heat. The building is heated by one oil-fired hot water boiler using No. 4 fuel oil.
                            Total: 4,185,000 BTU. The perimeter has hot water baseboard.

                            FLOOR 1: Existing system.

                            FLOOR 2: Where new ceiling is installed, modify
                                     existing system and provide new zones,
                                     distribution duct work and controls to meet
                                     Tenant's program requirements.

                      BUILDING C
                      ----------

                            EXISTING SYSTEM: There are 12 individual Trane DX constant volume air cooled split systems. Each unit has a full economizer cycle. There is a hot water reheat coil in each unit for heat. The heat is from hot water from the boiler in Building D. The perimeter has baseboard hot water and the interior has reheat at each unit. All controls electric.

                            FLOOR 1: Existing system.

                            FLOOR 2: In former Computervision computer room,
                                     remove computer air conditioning units and provide new zones, distribution duct work and controls as needed.

        4.     FLOOR FINISHES:

                      BUILDING A
                      ----------

                            FLOOR 1: Reception Area:      36 oz. cut pile nylon
                                                          carpet
                                     Cafeteria:           26 oz. loop pile nylon
                                                          carpet
                                     Balance of Floor:    1/8" VCT

                            FLOOR 2: Executive Area:      36 oz. cut pile nylon
                                                          carpet
                                     Balance of Floor:    26 oz. loop pile nylon
                                                          carpet

                      BUILDING B
                      ----------

                           FLOOR 1: 1/8" VCT

                           FLOOR 2: 26 oz. loop pile nylon carpet

                      BUILDING C
                      ----------

                           FLOOR 1: 1/8" VCT

                           FLOOR 2: 26 oz. loop pile nylon carpet

                                   EXHIBIT B-1
                                   -----------

               TENANT'S INITIAL EQUIPMENT, MACHINERY AND FIXTURES
               --------------------------------------------------

Drive in bulk pallet racks
Pallet rack
Pallet flow racks
Conveyor belt
Compressors
Water coolers and filter systems
Ice machine
Oven
Coffee makers
Meat slicer
Yogurt machine
Main computer system
Telephone system
Fibre optics communications system
Main frame computer printers
Environmental chambers
Printed circuit board wash system
Printed circuit board dryers
Fume hoods
Custom epoxy top lab benches and cabinets
Print dryer
Dishwasher
Ice machine
Custom epoxy top sinks and cabinets
Lab benches
Custom emergency showers
Membrane coding machine
Deionized water filter systems
Custom work benches/manufacturing line
Custom screen printers
Neutralization tanks
Three-position stainless steel kitchen sink
One three-position hot well
Two four-position cold well
Humidifiers
Stainless sink and cabinet
Custom packaging systems
Industrial shredder
Industrial research ovens
Custom printers
Sanyo Air Conditioner Model CL2422
Sanyo Air Conditioner Model CH2422
Carrier RTU only Model 38CK060640

                                    EXHIBIT D
                                    ---------

                 BROKER DETERMINATION OF PREVAILING MARKET RENT
                 ----------------------------------------------

       Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1. TENANT'S REQUEST. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Buildings located in the Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2. LANDLORD'S RESPONSE. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

2A. FURTHER REGARDING REQUEST AND RESPONSE. Where in the Lease provision is made whereby Landlord may request a Broker Determination AND where Landlord in fact makes such a request, (a) all references in Paragraph 1 above to "Tenant" shall be changed to be "Landlord" and all references in Paragraph 1 to "Landlord" shall be changed to "Tenant" and (b) all references in Paragraph 2 to "Landlord" shall be changed to be "Tenant" and all references in Paragraph 2 to "Tenant" shall be changed to "Landlord".

3. SELECTION OF THIRD BROKER. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4. RENTAL VALUE DETERMINATION. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination (x) may include provision for



                           Exhibit D - Page 1 of 3
       annual increases in rent during said term if so determined, (y) shall take into account the asis condition of the Premises or shall take into account any tenant improvement allowance and (z) shall take account of, and be expressed in relation to, the tax and operating cost provisions of the Lease and provisions for paying electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

5. RESOLUTION OF BROKER DEADLOCK. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6. COSTS. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half(1/2) of the costs and expenses of the Third Broker.

7. FAILURE TO SELECT BROKER OR FAILURE OF BROKER TO SERVE. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant's Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original



                             Exhibit D - Page 2 of 3
       appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, Inc. Any broker appointed by the Greater Boston Real Estate Board, Inc., pursuant to the provisions hereof shall, for all purposes, have the same standing and powers as though originally appointed by the party originally designated to make such appointment by the terms hereof.




                             Exhibit D - Page 3 of 3

                                    EXHIBIT E
                                    ---------

               DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE
               ---------------------------------------------------

       THIS AGREEMENT made this ___ day of___ ,1996, by and between BEDFORD BUSINESS PARK LIMITED PARTNERSHIP (hereinafter "Landlord") and MEDISENSE, INC. (hereinafter "Tenant").


                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

       1. This Agreement is made pursuant to Section 2.4 of that certain Lease dated January __, 1996, between the parties aforenamed as Landlord and Tenant (the "Lease").

       2. It is hereby stipulated that the Lease Term commenced on __ _, 19_, (being the "Commencement Date" under the Lease), and shall end and expire on __ __, 19_, unless sooner terminated or extended, as provided for in the Lease. It is further stipulated that the "Rent Commencement Date" under the Lease is ____.

       3. Tenant hereby acknowledges and agrees with Landlord that on the Commencement Date the Premises complied with all of the requirements of Section
3.1 of the Lease and that the Landlord satisfied all of its obligations under said Section 3.1.

       WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

                                        LANDLORD:

                                        BEDFORD BUSINESS PARK LIMITED
WITNESS:                                PARTNERSHIP

                                        BY: BBP, INC., ITS GENERAL PARTNER

- ----------------------------------

                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                        TENANT:

                                        MEDISENSE, INC.
ATTEST:

                                        By:
                                           -------------------------------------
                                        Name:
- ----------------------------------           -----------------------------------
Name:                                   Title:
     -----------------------------            ----------------------------------
Title:                                            HEREUNTO DULY AUTHORIZED
      ----------------------------

                                                      (CORPORATE SEAL)






                              STATE OF___________

COUNTY OF____________                        __________ __, 1996


       Then personally appeared before me the above-named __________________, the __________________ of BBP, Inc., the general partner of Bedford Business Park Limited Partnership, who acknowledged the foregoing instrument to be his free act and deed and the free act and deed of BBP, Inc., as said general partner.


                                        _______________________________

                                        NOTARY PUBLIC

                                        My Commission Expires:

                                        ______________________

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF ____________                       __________ __, 1996


       Then personally appeared before me the above-named __________________, the __________________, of Medisense, Inc., and acknowledged the foregoing instrument to be the free act and deed of Medisense, Inc.


                                        _______________________________

                                        NOTARY PUBLIC

                                        My Commission Expires:

                                        ______________________

                                    EXHIBIT F
                                    ---------

                           SCHEDULE OF EXISTING LEASES
                           ---------------------------


1. Lease dated August 31, 1974 between Space Realty Corp., a predecessor in title to Landlord, as landlord, and Computervision Corporation, as tenant, as amended by the following amendatory instruments: Amendment No. 1 dated May 31, 1977, Amendment No. 2 dated January 10, 1978, Amendment No. 3 dated August 23, 1978, Amendment No. 4 dated October 16, 1978, Amendment No. 5 dated October 16, 1978, Amendment No. 6 dated April 17, 1979, Amendment No. 7 dated November 12, 1979, Amendment No. 8 dated November 12, 1979, Amendment No. 9 dated May 28, 1980, Amendment No. 10 dated April 18, 1980, Amendment No. 11 dated April 22, 1981, Amendment No. 12 dated March 27, 1996 (collectively the "Computervision Lease").

2. Sublease dated as of August 16, 1995 as amended between Computervision Corporation, as sublandlord, and Thinking Machines, Inc., as subtenant, as affected by the provisions of that certain Consent, Recognition And Attornment Agreement dated as of September 28, 1995 by and among Mortimer
       B. Zuckerman, Trustee of Bedford Z Trust, as predecessor in title of Landlord, as landlord, Computervision Corporation, as tenant and sublandlord and Thinking Machines, Inc., as subtenant, including, without limitation, any direct lease hereafter executed with the holder of the subtenant's interest in said sublease pursuant to said Consent, Recognition And Attornment Agreement.

3. Sublease dated as of October 31, 1995 between Computervision Corporation, as sublandlord, and General Scanning (a/k/a General Scanning, inc.), as subtenant as affected by the provisions of that certain Consent, Recognition And Attornment Agreement dated as of November 14, 1995 by and among Mortimer B. Zuckerman, Trustee of Bedford Z Trust, a predecessor in title of Landlord, as landlord, Computervision Corporation, as tenant and sublandlord, and General scanning, Inc., as subtenant (the "General Scanning Consent, Recognition And Attornment Agreement") including, without limitation, any direct lease hereafter executed with the holder of the subtenant's interest in said sublease pursuant to said General Scanning Consent, Recognition And Attornment Agreement.

4. Lease dated November 14, 1995, between Mortimer B. Zuckerman, Trustee of Bedford Z Trust, as landlord, and General Scanning, Inc., as tenant, as it may be amended pursuant to the General Scanning Consent, Recognition And Attornment Agreement.

5. Lease dated May 18, 1995, between Mortimer B. Zuckerman, Trustee of Bedford Z Trust, as landlord, and Enterprising Service Solutions Corporation, as tenant.

6. Sublease Agreement dated March 11, 1994 between Computervision Corporation, as subtenant, and Enterprising Service Solutions Corporation, as sublessee, as affected by the provisions of that certain Consent to Sublease dated as of March 11, 1994 by and among Mortimer B. Zuckerman, Trustee of Bedford Z Trust, a predecessor in title to Landlord, as landlord, Computervision Corporation, as tenant, and Enterprising Service Solutions Corporation, as subtenant.

7. Lease dated August 25, 1978 between Mortimer B. Zuckerman, Trustee of Bedford Z Trust, as landlord, and General Signal Corporation (successor to GCA Corporation), as tenant, as affected by the provisions of (i) that certain Sublease dated as of August 15, 1988 between General Signal Corporation, as sublessor and Iris Graphics, Inc., as sublessee, as amended by Amendment to Sublease dated August 10, 1989 between sublessor and sublessee and (ii) that certain Assignment and Amendment of Leases and Termination of Sublease dated as of June 29, 1990 by and among Landlord, as landlord, General Signal Technology Corporation (a unit of General Signal Corporation), as GCA, and Iris Graphics, Inc., to Lease dated as of March 2, 1995 between Landlord, as landlord, and Iris Graphics. Inc., as tenant.

                                    EXHIBIT G
                                    ---------

                                  TITLE MATTERS


1.     The "Existing Leases" as set forth in Exhibit F attached to this Lease.

2. Provisions of Findings and Decisions of Bedford Board of Appeals in Favor of Bedford Z Trust, made under date of June 15, 1978 all as set forth in instrument recorded July 28, 1978 in Book 13501, Page 139.

3. Provisions, including conditions, so far as applicable all as set forth in Findings and Decision of Bedford Board of Appeals, in Case No. 79-11, recorded in Book 15648, Page 221.

4. Provisions of Findings and Decision of Bedford Board of Appeals, Case No. 79-20, respecting a curb cut, as set forth in instrument recorded in Book 13734, Page 601.

5. Order of Taking by the Commonwealth of Massachusetts Department of Public Works dated January 29, 1952, recorded in Book 7861, Page 218. (Including but not limited to Non-Access Provisions.) (Affects southwesterly boundary only.)

6. Order by Taking by the Town of Bedford altering the layout of Crosby Drive dated December 12, 1983, recorded with said Registry in Book 15361, Page 327 and filed with the Middlesex South Registry District as Document No. 652794.

7. Order of Taking by the Town of Bedford altering the layout of Crosby Drive dated December 12, 1983 recorded in Book 15361, Page 337 and filed as Document No. 652789.

8. Such matters as would be disclosed by a survey and inspection of the Complex.

9. Rights of others in and to Crosby Drive and the Parcel 4 portion of the Site.

10. Utility easements and rights granted to utility companies whether or not of record and other easements and agreements of record.